As filed with the Securities and Exchange Commission on December 10, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BANCO SANTANDER CENTRAL HISPANO, S.A.
(Exact Name of Registrant as specified in its charter)

KINGDOM OF SPAIN	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Santander Central Hispano
Sede Operativa
Ciudad Grupo Santander
Avenida de Cantabria, S/N
28660 Boadilla del Monte, Madrid
KINGDOM OF SPAIN
00 34 91 5581111
(Address of principal executive offices)

Banco Santander Central Hispano Managers Plan 1999
Banco Santander Central Hispano Managers Plan 2000
Banco Santander Central Hispano Young Executives Plan
Banco Santander Central Hispano Investment Banking Plan

Banco Santander Central Hispano, S.A.
New York Branch
45 East 53rd Street
New York, New York 10022
Attn: James H. Bathon, Legal Counsel
(212) 350-3500
(Telephone Number, Including Area Code, of Agent For Service)
With copies to:
Nicholas A. Kronfeld, Esq.
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
(212) 450-4950

CALCULATION OF REGISTRATION FEE
Title of each class of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Shares of Capital Stock, par value Euro .50 each (1)	531,217(2)	$12.97(3)	$6,889,884.49(3)	$872.95
(1)	The shares of capital stock are being registered hereby with respect to the following plans: Banco Santander Central Hispano Managers Plan 1999, Banco Santander Central Hispano Managers Plan 2000, Banco Santander Central Hispano Young Executives Plan and Banco Santander Central Hispano Investment Banking Plan (collectively, the “Plans”). This represents ordinary shares reserved for issuance or which may be acquired pursuant to (i) options granted to U.S. employees under the Plans and (ii) restricted shares received by U.S. employees upon the exercise of options granted under the Plans.
(2)	Plus an additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Plans.
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee of shares underlying outstanding options and outstanding restricted shares received upon the exercise of options, based on a weighted average exercise price of $12.97 (Euro 9.75), which has been computed using the dollar/euro Federal Reserve Bank of New York Noon Buying Rate of U.S. $1.33 per Euro 1.00 on December 9, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement on Form S-8 (“Registration Statement”) will be sent or given to participants in the Plans specified under Rule 428(b)(i) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not being, filed by Banco Santander Central Hispano, S.A. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

      (a) The annual report on Form 20-F for the fiscal year ended December 31, 2003.

     (b) All reports filed or furnished by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003, the end of the fiscal year covered by the Company’s Form 20-F referred to in (a).

     (c) The description of the Company’s shares of capital stock, par value Euro 0.50 each, contained in Article 4 of the By-laws (Estatutos) of the Company (included as Item 1 of the report on Form 6-K filed by the Company on December 1, 2004; see File No. 001-12518).

     (d) The description of the Company’s shares of capital stock, par value Euro 0.50 each, contained in Article 4 of the By-laws (Estatutos) of the Company (English translation) (included as Item 2 of the report on Form 6-K filed by the Company on December 1, 2004; see File No. 001-12518).

     In addition, all documents filed or furnished by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Mr. Ignacio Benjumea Cabeza de Vaca, the Company’s Executive Vice President, Secretary General and Secretary of the Board of Directors, is opining on the legality of the shares being registered (see Exhibit 5 hereto).

Item 6. Indemnification of Directors and Officers.

     Companies in Spain may purchase and maintain corporate liability insurance for directors and officers against their liabilities.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.
Exhibit Number
4(a)	By-laws (Estatutos) of the Company, as amended (incorporated by reference to Item 1 of the Report on Form 6-K filed by the Company on December 1, 2004; see File No. 001-12518).
4(b)	By-laws (Estatutos) of the Company, as amended (English translation) (incorporated by reference to Item 2 of the Report on Form 6-K filed by the Company on December 1, 2004; see File No. 001-12518).
5	Opinion of Mr. Ignacio Benjumea Cabeza de Vaca.
23.1	Consent of Counsel (Included in Exhibit 5).
23.2	Consent of Deloitte, S.L.
24	Powers of Attorney (Included in the signature page).
99.1	Banco Santander Central Hispano Managers Plan 1999.
99.2	Banco Santander Central Hispano Managers Plan 2000.
99.3	Banco Santander Central Hispano Young Executives Plan.
99.4	Banco Santander Central Hispano Investment Banking Plan.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Banco Santander Central Hispano, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boadilla del Monte (Madrid), Spain, on December 9, 2004.

Banco Santander Central Hispano, S.A.

By:	/s/ Ignacio Benjumea Cabeza De Vaca

	Name:	Ignacio Benjumea Cabeza De Vaca
	Title:	Executive Vice President

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (whether as a member of the Board of Directors or officer of Banco Santander Central Hispano, S.A., or both, as authorized representative of Banco Santander Central Hispano, S.A. or otherwise) constitutes and appoints Mr. Emilio Botín-Sanz de Sautuola y García de los Ríos, Mr. Alfredo Sáenz Abad, Mr. Ignacio Benjumea Cabeza De Vaca, Mr. Juan Guitard and Mr. Gonzalo de las Heras and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, each with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Banco Santander Central Hispano, S.A. to comply with the Securities Act of 1933, as amended, and the requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including, without limitation, the power to sign the name of the undersigned to this Registration Statement, to sign any or all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents of each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or his substitute or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Under the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Emilio Botín-Sanz de Sautuola y García de los Ríos	Chairman of the Board	November 29, 2004

Emilio Botín-Sanz de Sautuola y García de los Ríos

/s/ Fernando de Asúa Álvarez	First Vice Chairman of the Board	November 29, 2004

Fernando de Asúa Álvarez

/s/ Alfredo Sáenz Abad	Second Vice Chairman of the Board and
	Chief Executive Officer	November 29, 2004
Alfredo Sáenz Abad

/s/ Matías Rodríguez Inciarte	Third Vice Chairman of the Board	November 29, 2004

Matías Rodríguez Inciarte

/s/ Manuel Soto Serrano	Fourth Vice Chairman of the Board	November 29, 2004

Manuel Soto Serrano

Director

Juan Abelló Gallo

Director

Assicurazioni Generali, S.p.A

/s/ Antonio Basagoiti García Tuñón	Director	November 29, 2004

Antonio Basagoiti García Tuñón

Director

Ana Patricia Botín-Sanz de Sautuola y O’Shea

/s/ Emilio Botín-Sanz de Sautuola y O’Shea	Director	November 29, 2004

Emilio Botín-Sanz de Sautuola y O’Shea

/s/ Javier Botín-Sanz de Sautuola y O’Shea	Director	November 29, 2004

Javier Botín-Sanz de Sautuola y O’Shea

Director

Guillermo de la Dehesa Romero

Director

Rodrigo Echenique Gordillo

/s/ Antonio Escámez Torres	Director	November 29, 2004

Antonio Escámez Torres

Director

Francisco Luzón López

Director

Elías Masaveu y Alonso del Campo

/s/ Abel Matutes Juan	Director	November 29, 2004

Abel Matutes Juan

/s/ Mutua Madrileña Automovilista	Director	November 29, 2004

Mutua Madrileña Automovilista

/s/ Luis Alberto Salazar-Simpson Bos	Director	November 29, 2004

Luis Alberto Salazar-Simpson Bos

Executive Vice President, Finance
/s/ José Manuel Tejón Borrajo	(Principal Accounting Officer)	November 29, 2004

José Manuel Tejón Borrajo

/s/ José Antonio Álvarez	Executive Vice President, Finance	December 3, 2004

José Antonio Álvarez

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Banco Santander Central Hispano, S.A., has signed this Registration Statement on Form S-8 in the City of New York, State of New York on December 3, 2004.

AUTHORIZED REPRESENTATIVE

BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH, AS AGENT FOR SERVICE OF PROCESS

By:	/s/ Gonzalo de las Heras

	Name:	Gonzalo de las Heras
	Title:	Executive Vice President

Date:  December 3, 2004

EXHIBIT INDEX
Exhibit Number
4(a)	By-laws (Estatutos) of the Company, as amended (incorporated by reference to Item 1 of the Report on Form 6-K filed by the Company on December 1, 2004; see File No. 001-12518).
4(b)	By-laws (Estatutos) of the Company, as amended (English translation) (incorporated by reference to Item 2 of the Report on Form 6-K filed by the Company on December 1, 2004; see File No. 001-12518).
5	Opinion of Ignacio Benjumea Cabeza de Vaca.
23.1	Consent of Counsel (Included in Exhibit 5).
23.2	Consent of Deloitte, S.L.
24	Powers of Attorney (Included in the signature page).
99.1	Banco Santander Central Hispano Managers Plan 1999.
99.2	Banco Santander Central Hispano Managers Plan 2000.
99.3	Banco Santander Central Hispano Young Executives Plan.
99.4	Banco Santander Central Hispano Investment Banking Plan.